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                                                                    EXHIBIT 23.1

AUDITOR'S CONSENT


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in The Lamaur Corporation's Registration Statements No. 333-12029 and No. 333-26811 of our report dated March 30, 2000 on the financial statements of The Lamaur Corporation appearing in this Annual Report on Form 10-K of The Lamaur Corporation for the year ended December 31, 1999.


Deloitte & Touche LLP
Oakland, California
March 30, 2000